Exhibit 99.1

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Starbucks Nominates Rosalind Brewer, Jørgen Vig Knudstorp and Satya Nadella to its Board of Directors

Starbucks board member James G. Shennan, Jr. to retire following 27 years of service; company expands its board of world-class, values-based leaders, attracting diversity in global technology, retail and consumer experience as it pursues its long-term plan for strong global growth and innovation

SEATTLE, January 24, 2017 – Starbucks Corporation (NASDAQ: SBUX) announced today the nominations of Rosalind Brewer, President and Chief Executive Officer of Sam’s Club, and executive vice president of Wal-Mart Stores, Inc.; Jørgen Vig Knudstorp, Executive Chairman of the LEGO Brand Group; and Satya Nadella, CEO of Microsoft Corporation, to the Starbucks Board of Directors. Each are nominated for election to the Board at the company’s Annual Meeting of Shareholders on March 22, 2017, along with the nomination of the company’s current directors other than Mr. Shennan who is retiring from the Board immediately prior to the meeting.

“For 45 years, the success of the Starbucks brand has been built upon the preservation of the trust, confidence and connection we have with our customers and partners,” said Howard Schultz, Starbucks chairman and ceo. “Innovation and pushing to alter the status quo are also core to our culture, and by welcoming three world-class, values-based leaders — Roz, Jørgen and Satya — to Starbucks Board of Directors upon their election at the Annual Meeting, we will strengthen our leadership and add unmatched expertise in technology, strategy, and retail to the company at a time of unprecedented change for our industry. I look forward to welcoming each of these leaders to Starbucks Board of Directors.”

Rosalind Brewer

Rosalind Brewer will bring to the Board extensive insight on large-scale operations and supply chain logistics based on her senior leadership positions with Sam’s Club and Walmart, as well as valuable experience in consumer products and distribution. Brewer will also provide vast experience in product development, product management, leadership, digital technology and innovation, and international operations and distribution. Brewer has served as President and Chief Executive Officer of Sam’s Club, a division of Walmart, since February 2012. Walmart recently announced her retirement from the company effective February 1, 2017. She currently serves on the Board of Directors for Lockheed Martin Corporation and is Chair of the Board of Trustees for Spelman College, and formerly served as a director of Molson Coors Brewing Company.

“For many years, I’ve looked to Starbucks as a leader in how companies should stay ahead of innovation, build trust and loyalty with customers and deeply engage in local and global communities. As an avid customer, I am delighted every day to see just how much this company focuses on honing its craft. It will be an honor to put my many years of retail and customer engagement to work on behalf of the brand, and to serve alongside such a talented group in doing so,” said Brewer.

Jørgen Vig Knudstorp

To the Starbucks Board of Directors, Jørgen Vig Knudstorp will provide global executive leadership experience from one of the world’s most renowned toy manufacturers and recognizable brands. He will also bring a proven record of innovation and unique insight of brand and digital marketing, strategy, consumer products, and international operations and distribution to the Board. Knudstorp has served as Executive Chairman of the LEGO Brand Group, the controlling company to the LEGO Group since January 2017. From October 2004 to December 2016, he served as President and Chief Executive Officer of the LEGO Group.

“I find Starbucks truly fascinating and inspiring because of its high quality products and customer experiences, the authenticity of the brand, the company’s caring approach to consumers and employees and not least the ambitious responsibility agenda,” said Knudstorp. “Starbucks was founded on a simple, essential idea and now the company has grown in to becoming a very strong, innovative brand with the potential to expand its global presence further. I am very excited to have been nominated to join the Board and to contribute to the continued development of this fantastic company.”

Satya Nadella

Satya Nadella will bring to the Starbucks Board extensive experience and an understanding of how technology will be used and experienced around the world. He will provide the Board with invaluable insight in international operations and distribution as Starbucks continues focus on innovative ways to use technology to elevate the brand and grow its business. Nadella has served as Chief Executive Officer and a member of the Board of Directors of Microsoft Corporation, a leading productivity and platform company, since February 2014. He has held various leadership positions at Microsoft since joining the company in 1992. Nadella currently serves on the Fred Hutchinson Cancer Research Center board of trustees.

“I’m honored to have been nominated to join the Board of this world-renowned company,” said Nadella. “As a regular customer myself, I’ve always admired Starbucks focus and deep passion for its customers and the communities it does business in and hope my years of experience in the technology industry will be of value to the company.”

James G. Shennan, Jr.

Additionally, James (Jamie) Shennan, a Starbucks director since March 1990, will retire from the Board effective immediately prior to the shareholder meeting in accordance with the company’s Corporate Governance Principles and Practices’ mandatory retirement age requirements.

“For nearly three decades Jamie has been instrumental in the building of the Starbucks brand, our go-to-market strategy, and the globalization of our operations,” said Schultz. “He has fully appreciated the Starbucks culture and our mission from our earliest of days, and has made significant contributions in the evolution of our business. I’m eternally grateful to Jamie for his knowledge and counsel to me, personally, and to the Starbucks Board of Directors over the years.”

If all nominees are elected by our shareholders at the Annual Meeting, the Board will have 14 members, including:

1.	Howard Schultz, chairman and chief executive officer, Starbucks

2.	William W. Bradley, managing director, Allen & Company LLC

3.	Rosalind Brewer, president and ceo, Sam’s Club, and executive vice president of Wal-Mart Stores, Inc.

4.	Mary N. Dillon, chief executive officer, Ulta Salon, Cosmetics & Fragrances, Inc.

5.	Robert M. Gates, former Secretary of Defense

6.	Mellody Hobson, president and director, Ariel Investments, LLC

7.	Kevin R. Johnson, president, chief operating officer, Starbucks

8.	Jørgen Vig Knudstorp, executive chairman, LEGO Brand Group

9.	Satya Nadella, chief executive officer, Microsoft

10.	Joshua Cooper Ramo, co-ceo and vice chairman, Kissinger Associates

11.	Clara Shih, chief executive officer, Hearsay Systems, Inc.

12.	Javier G. Teruel, retired vice chairman, Colgate - Palmolive Company

13.	Myron E. Ullman, III, retired executive chairman and ceo, J.C. Penney Company, Inc.

14.	Craig E. Weatherup, retired chief executive officer, Pepsi-Cola Company

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based upon information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016. The company assumes no obligation to update any of these forward-looking statements.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at http://news.starbucks.com or www.starbucks.com.

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